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                                                                       EXHIBIT A

                        AGREEMENT REGARDING JOINT FILING
                        --------------------------------


          The undersigned, Biotechnology Value Fund, L.P., a Delaware limited partnership, and BVF Partners L.P., a Delaware limited partnership, hereby agree and acknowledge that the amended Statement containing the information required by Schedule 13D, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

     Dated:  November 12, 1996


          BIOTECHNOLOGY VALUE FUND, L.P.

          By:  BVF Partners L.P., its general partner

               By:  BVF Inc., its general partner

                    By:  /s/ MARK N. LAMPERT
                         -------------------------------------
                         Mark N. Lampert
                         President


          BVF PARTNERS L.P.

          By:  BVF Inc., its general partner

               By:  /s/ MARK N. LAMPERT
                    -----------------------------------------
                    Mark N. Lampert
                    President